UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2013

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2013, Marriott Vacations Worldwide Corporation (the “Company”) and its subsidiary Marriott Ownership Resorts, Inc. (the “Borrower”) entered into a First Amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement, dated as of November 30, 2012 (the “Credit Agreement”), among the Company, the Borrower, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the Credit Agreement, the maximum ratio of consolidated total debt to consolidated adjusted EBITDA (as defined in the Credit Agreement) that the Company is required to maintain will be 6 to 1 through the end of the first quarter of 2013, then will decrease to 5.75 to 1 through the end of the first quarter of 2014, and to 5.25 to 1 thereafter. Prior to the Credit Agreement Amendment, the ratio the Company was required to maintain was 6 to 1 through the end of the first quarter of 2013, then 5.25 to 1 through the end of the 2014 fiscal year, and 4.75 to 1 thereafter. In addition, the Credit Agreement Amendment provides for certain amendments to the definitions of “Consolidated Adjusted EBITDA” and “Consolidated Total Debt” that will provide the Company with additional flexibility.

In addition to the amendments described above, the Credit Agreement Amendment also includes modifications intended to comply with certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the guarantee of foreign exchange and interest rate swap transactions by certain of those subsidiaries of the Company that guarantee the obligations of the Borrower under the Credit Agreement (the “Guarantors”). On June 12, 2013, the Company, the Borrower and the Guarantors also entered into a First Amendment to the Amended and Restated Guarantee and Collateral Agreement dated as of November 30, 2012 (the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent, which provides for changes for the same purpose to the Guarantee and Collateral Agreement.

From time to time, the Administrative Agent and the other financial institutions party to the Credit Agreement or their affiliates may have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have or will receive customary fees and expenses. In particular, some of these financial institutions or their affiliates participate in the Company’s vacation ownership notes receivable warehouse facility and may also have participated in transactions involving the securitization of vacation ownership notes receivable undertaken by the Company’s subsidiaries.

The description of each of the agreements above is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of the Company held on June 7, 2013, upon recommendation of the Compensation Policy Committee (the “Compensation Policy Committee”) of the Board, the Board adopted the Marriott Vacations Worldwide Corporation Deferred Compensation Plan (the “Plan”). The Plan will be effective as of July 1, 2013. The Plan will be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as non-employee directors of the Company. The Plan will not be subject to most of the provisions of ERISA. The Plan is intended to satisfy the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Although the Plan will not initially be funded, upon a change in control (as defined in the Plan) of the Company, the Company or any successor entity will deposit a sum equal to the amounts deferred under the Plan into a trust fund; provided that such trust will not be funded if the funding would result in taxable income to a participant by reason of Section 409A(b) of the Code. In addition, at such other time as determined by the Board, payments due to be made under the Plan may be paid out of assets transferred by the Company to a trust fund maintained pursuant to the terms and conditions of a trust agreement.

Under the terms of the Plan, each Plan participant may elect to defer receipt of up to 80% of his or her base salary, bonuses and/or commissions and all or part of any non-employee director fees until such future date as he or she elects in accordance with the terms of the Plan. The Company may credit participants’ accounts with additional amounts, referred to as employer credits, in an amount equal to any matching contributions that the participant did not receive for a year under the Marriott Vacations Worldwide Corporation 401(k) Retirement Savings Plan, or any successor plan thereto, due to the participant’s election to defer amounts under the Plan. In addition, the Company may, in its sole discretion, credit participants’ accounts with additional employer credits which will vest at a rate of 25% per year on the first four anniversaries of the date the discretionary employer credit was allocated to the participant’s account, provided that the participant remains in continued service with the Company. On a participant’s separation from service, unvested discretionary employer credits are generally forfeited. Upon a change in control of the Company or a participant’s death or retirement after reaching age 55 and completing ten continuous years of service, all employer credits will immediately vest in full.

A Plan participant may elect to receive his or her deferred amounts and vested employer credits in a lump sum or in installments over five, ten, fifteen or twenty years at either a separation from service or upon any of the first five anniversaries of a separation from service. Alternatively, a Plan participant may elect to receive his or her deferred amounts and vested employer credits in a lump sum in January of a specified year, so long as employer credits are deferred for at least four years and all other amounts are deferred for at least three years. Participants’ accounts will be credited with an investment return determined as if the account were invested in one or more investment funds made available by the administrator of the Plan (or which may be based on a fixed rate of interest selected by the administrator).

The administrator of the Plan may amend or terminate the Plan without the consent of the participants or their beneficiaries, but no amendment or termination may reduce any participant’s account balance based on deferrals already made, or divest any participant of rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2013, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 31,532,260 shares of the Company’s common stock (89.23% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. At the Annual Meeting, shareholders considered: (1) the election of Raymond L. Gellein, Jr., Thomas J. Hutchison III and Dianna F. Morgan as Class I Directors; (2) the approval of the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan; (3) the ratification of the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year; (4) the approval of an advisory resolution on executive compensation; and (5) an advisory vote on the frequency of future advisory votes regarding executive compensation. The Company’s shareholders voted as follows on these matters:

(1) The Company’s shareholders elected the three director nominees named in the Proxy Statement as Class I directors with the following votes:

Nominee	For	Withheld	Broker Non-Votes
Raymond L. Gellein, Jr.	26,276,840	87,095	5,168,325
Thomas J. Hutchison III	26,124,417	239,518	5,168,325
Dianna F. Morgan	26,210,129	153,806	5,168,325

(2) The Company’s shareholders approved the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan with the following votes:

For	Against	Abstain	Broker Non-Votes
26,069,656	258,151	36,128	5,168,325

(3) The Company’s shareholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Votes
31,385,759	135,289	11,212	—

(4) The Company’s shareholders approved an advisory resolution on executive compensation with the following votes:

For	Against	Abstain	Broker Non-Votes
26,142,976	171,919	49,040	5,168,325

(5) The Company’s shareholders voted on an advisory basis to hold future advisory votes on the compensation of Marriott’s named executives as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
23,053,999	82,172	3,186,266	41,498	5,168,325

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment, dated June 12, 2013, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time party thereto, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent, to the Amended and Restated Credit Agreement filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed on February 22, 2013.

10.2	First Amendment, dated June 12, 2013, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., and certain subsidiaries of Marriott Vacations Worldwide Corporation in favor of JPMorgan Chase Bank, N.A., as administrative agent, to the Amended and Restated Guarantee and Collateral Agreement filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed on February 22, 2013.

10.3	Marriott Vacations Worldwide Corporation Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: June 13, 2013	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated June 12, 2013, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time party thereto, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent, to the Amended and Restated Credit Agreement filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed on February 22, 2013.

10.2	First Amendment, dated June 12, 2013, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., and certain subsidiaries of Marriott Vacations Worldwide Corporation in favor of JPMorgan Chase Bank, N.A., as administrative agent, to the Amended and Restated Guarantee and Collateral Agreement filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed on February 22, 2013.

10.3	Marriott Vacations Worldwide Corporation Deferred Compensation Plan.